UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) January 22, 2009

THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-4908	04-2207613

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000
Registrant’s Telephone Number (Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On January 22, 2009, Nirmal K. Tripathy advised TJX that he intended to resign as Executive Vice President and Chief Financial Officer of The TJX Companies, Inc., or TJX, effective as of the close of business on January 31, 2009. In connection with the resignation, Mr. Tripathy and TJX entered into a letter agreement (the “Agreement”). Under the Agreement, TJX agreed to pay Mr. Tripathy the benefits and payments described in Section 5(a) of his Employment Agreement, with specified modifications including an additional payment of $62,000, as though his employment had been terminated by the Company other than for Cause, and Mr. Tripathy agreed to provide TJX a release of claims.
     On January 26, 2009, Jeffrey G. Naylor, currently Senior Executive Vice President, Chief Administrative and Business Development Officer of TJX, was appointed Chief Financial Officer, effective as of February 1, 2009. Mr. Naylor will add the position to his current responsibilities for administration and business development. His title will be Senior Executive Vice President, Chief Financial and Administrative Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Ann McCauley
Ann McCauley
Executive Vice President

Dated: January 28, 2009